  Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Registration Statement on Form S-3 (the “Registration Statement”) of our report dated February 27, 2018, on the financial statements of RumbleOn, Inc. as of December 31, 2017 and 2016 and for the years then ended. We further consent to the inclusion of our name under the heading “Experts” in this Registration Statement.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
May 25, 2018